Exhibit 99.1
EBIX ANNOUNCES RECORD OPERATING CASH FLOWS
•	Revenue of $42.3 Million, up 31.2% Year-Over-Year
•	Net Income of $22.3 Million, up 59.5% Year-Over-Year

•	Operating Cash Flow for Q2 2011 of $19.6 Million, up 22.2% Year-Over-Year
ATLANTA, GA – August 9, 2011 – Ebix, Inc. (NASDAQ:EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported record financial results for the second quarter of 2011 and will host a conference call at 11:00 a.m. EDT (details below).
Ebix delivered the following results for its second quarter, fiscal year 2011:
Earnings per Share: Q2 2011 diluted earnings per share rose 48% year-over-year to $0.53, compared to $0.36 in the second quarter of 2010. For purposes of the Q2 2011 EPS calculation there was an average of 42.3 million diluted shares outstanding during the quarter, as compared to 39.3 million diluted shares outstanding in Q2 of 2010.
Operating Income: Q2 2011 operating income was $18.6 million, an increase of 43% on a year-over-year basis, compared to Q2 2010 operating income of $13.0 million. The operating income included a gain of $1.9 million from the reversal of contingent earn out accrued liabilities related to a few acquisitions made in 2010. The Company’s Operating income excluding this one-time non-recurring event was $16.7 million for the quarter, accounting still for a 40% operating margin.
Revenues: Total Q2 2011 revenue was $42.3 million, an increase of 31.2% on a year-over-year basis, as compared to Q2 2010 revenue of $32.2 million. During the six months ended June 30, 2011 revenue increased $18.5 million or 29.0%, to $82.3 million compared to $63.8 million during the same period in 2010.
Expenses: The Company’s operating expenses for the quarter grew by 23.2% to $23.7 million as compared to $19.2 million for the second quarter of 2010.
Margins: The Company reported an operating margin of 44% for Q2 2011 as compared to 40.4% for the same period during 2010.
Cash Flows: Net cash provided by the Company’s ongoing operations in Q2 2011 was $19.6 million, an increase of 22.5% year-over-year, compared to 16.0 million in Q2 of 2010. During the six months ended June 30, 2011 the Company generated $29.9 million of net cash flow from operating activities, as compared to $23.8 million in the first six months of 2010.
Net Income: Q2 2011 net income was $22.3 million, an increase of 59.5% on a year-over-year basis, as compared to Q2 2010 net income of $14.0 million. Net income for the quarter was affected by certain non-recurring matters including a net $4.5 million benefit resulting from the reversal of the remaining valuation allowances that had been held against our NOL carry forwards in the United States; and a non-operating loss of $577 thousand resulting from decrease in the fair value of the put option that was issued to the two former stockholders of E-Z Data who received shares of Ebix common stock as part of the acquisition consideration paid by the Company in October 2009.
Channel Revenues: The Exchange channel grew 41.6% year over year to $32.2 million or 76.2% of the Q2 revenues. The BPO channel decreased 5.8% year over year, to $3.75 million or 8.9% of the Q2 revenues. The Broker Channel grew 45.4% year over year, to $4.82 million or 11.4% of the Q2 revenues. The Carrier channel decreased 31.9% year over year, to $1.5 million or 3.5% of the Q2 revenues.
Share Repurchases: During Q2 2011, the Company repurchased 1.2 million shares of our common stock at an average price of $19.80 per share for an aggregate amount of $23.8 million. Subsequent to June 30, 2011, the Company has purchased another 1.1 million shares of its common stock at an average price of $19.00 for an aggregate amount of $20.1 million. Year to date, the Company has repurchased 2.37 million shares of Ebix common stock in 2011, for an aggregate consideration in the amount of $46.3 million, representing an average price of $19.56 per share.

Q3 and Q4 Diluted Share Count: Taking into account the share repurchases made by the Company till date, the Company expects the diluted share count for Q3 2011 to be 40.74 million, and for Q4 to be 40.59 million which would be 4.1% lower than the Q2 diluted share count used for EPS calculation. This diluted share count is likely to be even lower if the Company continues to repurchase its common stock from the market.
Controls: The Company also announced that it has engaged the services of Ernst & Young to augment the Company’s management and execution of our worldwide SOX compliance work regarding internal controls. The engagement deliverables include redesign of testing plans, testing of all controls related to Finance, HR, IT, Transfer Pricing, Income taxes and other operations; identification, analysis and reporting of any control deficiencies; remediation and retesting of controls if any deficiencies are identified. The engagement involves assisting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, across United States, Singapore, Australia and India. The Company believes that this endeavor will further strengthen Ebix’s control structure and internal processes over financial reporting and disclosures.
“We are pleased with our operating cash flows for the quarter as they are in line with our expectations.” Ebix Chairman, President & CEO Robin Raina said, “We are satisfied with our results for the quarter especially since they include the effect of continued hiring’s being made by us to strengthen our sales efforts. As we scale up these hiring’s and deploy some of our newer exchanges fully, we expect our Exchange revenue streams to accordingly start generating higher levels of revenue, and margins for the business.”
Robin added, “We remain focused on generating shareholder value. Towards that, we intend to pursue three key initiatives – growing the business organically, making accretive acquisitions, and utilizing our substantial operating cash flows to buyback our common stock from the open market. We believe that we can do all three, resulting in an ever improving business from an income and EPS perspective for our shareholders.”
Ebix SVP and CFO Robert Kerris said, “We are pleased to report $19.6 million of operating cash flows in the second quarter of 2011. Our current ratio improved to 1.61 at June 30, 2011 and our working capital position is $25.2 million an improvement of $3.5 million from year-end 2010. The improvement in our short-term liquidity position is the result of stronger operating cash flows, the refinancing of our revolving credit facility that is now set to mature in April 2014 and better collections on outstanding trade accounts receivable.”
Investor Conference Call
Ebix will host a conference call to discuss its second quarter 2011 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through www.ebix.com/webcast. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company’s Investor Relations home page at http://www.ebix.com
About Ebix, Inc.
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). With a recent ISO 27001-security certification, the Company also has a ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com

CONTACT:
Aaron Tikkoo, IR
678 -281-2027 or atikkoo@ebix.com
Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2010, included under “Item 1A. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
# # #
(Financial tables follow)

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenue	$42,267	$32,207	$82,317	$63,810

Operating expenses:
Cost of services provided	8,914	7,427	16,221	14,490
Product development	4,802	3,571	9,421	6,934
Sales and marketing	3,261	1,748	6,113	3,074
General and administrative	4,694	5,005	12,455	10,665
Amortization and depreciation	1,991	1,448	3,868	2,880

Total operating expenses	23,662	19,199	48,078	38,043

Operating income	18,605	13,008	34,239	25,767
Interest income	129	127	329	215
Interest expense	(159)	(246)	(374)	(514)
Other non-operating income (losses)	(464)	1,444	(818)	1,761
Foreign currency exchange gain	1,397	233	2,865	336

Income before income taxes	19,508	14,566	36,241	27,565
Income tax benefit (expense)	2,840	(556)	1,271	(1,171)

Net income	$22,348	$14,010	$37,512	$26,394

Basic earnings per common share	$0.57	$0.40	$0.97	$0.76

Diluted earnings per common share	$0.53	$0.36	$0.90	$0.67

Basic weighted average shares outstanding	39,159	34,958	38,658	34,853

Diluted weighted average shares outstanding	42,344	39,275	41,882	39,305

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,627	$23,397
Short-term investments	1,780	6,300

Trade accounts receivable, less allowances of $1,766 as of June 30, 2011 and $1,126 as of December 31, 2010	32,829	26,028
Deferred tax asset, net	3,174	—
Other current assets	5,305	5,057

Total current assets	66,715	60,782

Property and equipment, net	9,171	7,806
Goodwill	245,749	180,602
Intangibles, net	40,187	22,574
Indefinite-lived intangibles	31,278	30,552
Deferred tax asset, net	7,110	—
Other assets	1,084	984

Total assets	$401,294	$303,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,076	$15,344
Accrued payroll and related benefits	4,907	4,536
Short term debt	6,664	5,000

Convertible debt, net of discount of $0 as of June 30, 2011 and $56 as of December 31, 2010	—	4,944
Current portion of long term debt and capital lease obligations	186	426
Deferred revenue	14,780	8,610
Current deferred rent	235	207
Put option liability	1,462	—
Other current liabilities	184	18

Total current liabilities	41,494	39,085

Revolving line of credit	8,750	25,000
Long term debt and capital lease obligations, less current portion	11,860	205
Other liabilities	3,654	2,991
Deferred tax liability, net	—	3,534
Put option liability	—	537
Deferred revenue	139	126
Long term deferred rent	1,080	554

Total liabilities	66,977	72,032

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2011 and December 31, 2010	—	—

Common stock, $0.10 par value, 60,000,000 shares authorized, 38,525,004 issued and 38,484,495 outstanding at June 30, 2011 and 36,057,791 issued and 36,017,282 outstanding at December 31, 2010	3,843	3,602
Additional paid-in capital	213,635	153,221
Treasury stock (40,509 shares as of June 30, 2011 and December 31, 2010)	(76)	(76)
Retained earnings	105,154	67,642
Accumulated other comprehensive income	11,761	6,879

Total stockholders’ equity	334,317	231,268

Total liabilities and stockholders’ equity	$401,294	$303,300

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$37,512	$26,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,868	2,880
Share based compensation	1,143	905
Provision for doubtful accounts	337	203
Provision (benefit) for deferred taxes	(2,827)	(369)
Debt discount amortization on convertible debt	21	211
Unrealized foreign exchange gain/(loss) on forward contracts	(238)	(49)
Unrealized foreign exchange (gain), loss	(1,769)	(530)
(Gain) loss on put option	925	(1,499)
Reduction of acquisition earnout accruals	(1,868)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(3,693)	(1,795)
Other assets	825	387
Accounts payable and accrued expenses	(3,482)	(1,926)
Accrued payroll and related benefits	(850)	(709)
Deferred revenue	(781)	(303)
Deferred rent	(120)	(31)
Other current liabilities	867	33

Net cash provided by operating activities	29,870	23,802

Cash flows from investing activities:
Acquisition of ADAM, net of cash acquired	3,529	—
Investment in MCN, net of cash acquired	(381)	(2,931)
Acquisition of Trades Monitor, net of cash acquired	—	(2,749)
Acquisition of Connective Technologies, net of cash acquired	—	(1,337)
Investment in ConfirmNet	(184)	(2,975)
Purchases of marketable securities	(3,080)	(5,701)
Maturities of marketable securities	7,600	—
Capital expenditures	(1,335)	(899)

Net cash provided by/(used in) investing activities	6,149	(16,592)

Cash flows from financing activities:
Repayments on revolving line of credit, (net of proceeds)	(16,250)	(7,500)
Proceeds from term loan	16,250	10,000
Principal payments of term loan obligation	(3,074)	(2,344)
Repurchases of common stock	(26,198)	(4,999)
Settlement on conversion of convertible debt	(6,761)	—
Proceeds from the exercise of stock options	14	178
Payments of capital lease obligations	(186)	(552)

Net cash used in financing activities	(36,205)	(5,217)

Effect of foreign exchange rates on cash	416	(329)

Net change in cash and cash equivalents	230	1,664
Cash and cash equivalents at the beginning of the period	23,397	19,227

Cash and cash equivalents at the end of the period	$23,627	$20,891

Supplemental disclosures of cash flow information:
Interest paid	$361	$276
Income taxes paid	$1,505	$1,275